                                                                    EXHIBIT 23.6


              [LETTERHEAD OF MAYOR, DAY, CALDWELL & KEETON, L.L.P]


                                 March 28, 2000


We consent to the use of our name under the caption "Legal Matters" in the prospectus included as part of the registration statement on Form S-3 filed by Apache Corporation on the date hereof. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.



                                   Sincerely,


                                   /s/ MAYOR, DAY, CALDWELL & KEETON, L.L.P.
                                   -----------------------------------------
                                   Mayor, Day, Caldwell & Keeton, L.L.P.